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                                                                     Exhibit 4.3



                                                               CUSIP NO. [     ]



                             ----------------------
                               SPECIALTY CHEMICAL
                                 RESOURCES, INC.
                             ----------------------

SUBSCRIPTION          SUBSCRIPTION PRICE $_______ PER NOTE                RIGHTS
CERTIFICATE NO. R

Registered Holder

         THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED ________________, 1998 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY (ATTENTION: DAVID F. SPINK, VICE PRESIDENT), OR THE SUBSCRIPTION AGENT.

         THIS CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., CLEVELAND, OHIO LOCAL TIME, ON __________________, 1998 (THE "EXPIRATION DATE").

         THIS SUBSCRIPTION CERTIFICATE IS NON-TRANSFERABLE AND MAY BE DIVIDED AS SET FORTH IN THE INSTRUCTIONS AS TO USE OF SUBSCRIPTION CERTIFICATES (BUT ONLY INTO SUBSCRIPTION CERTIFICATES EVIDENCING A WHOLE NUMBER OF RIGHTS) AT THE OFFICE OF THE SUBSCRIPTION AGENT.

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Subscriptions pursuant to the Basic Subscription Privilege and the
Oversubscription Privilege may be made by duly completing Form 1. Rights holders are advised to review the Prospectus and the instructions accompanying this Subscription Certificate, copies of which are available from the Company (Attention: David F. Spink, Vice President) or the Subscription Agent, before exercising their Rights.
IMPORTANT: Complete appropriate FORM and, if applicable, delivery instructions, and SIGN on reverse side.
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         RIGHTS HOLDERS SHOULD BE AWARE THAT IF THEY CHOOSE TO EXERCISE OR
TRANSFER LESS THAN ALL OF THE RIGHTS EVIDENCED HEREBY, THEY MAY NOT RECEIVE A NEW SUBSCRIPTION CERTIFICATE IN SUFFICIENT TIME TO EXERCISE THE REMAINING RIGHTS EVIDENCED THEREBY.

         EACH RIGHT ENTITLES THE RIGHTS HOLDER TO RECEIVE, UPON PAYMENT OF THE SUBSCRIPTION PRICE, ONE 6% CONVERTIBLE SUBORDINATED NOTE DUE 2008 (the "Notes").

         The registered owner whose name is inscribed hereon is entitled to subscribe for 6% Convertible Subordinated Notes Due 2008 upon the terms and subject to the conditions set forth in the Prospectus, the Subscription Certificate and the Instructions as to Use of Subscription Certificates.




By:_____________________________________________________________________________
                                  COREY B. ROTH
                      President and Chief Operating Officer
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         FORM 1 -- EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights and subscribes for the number of 6% Convertible Subordinated Notes Due 2008 indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

                (a) Number of Notes subscribed for pursuant to the Basic Subscription Privilege (one Right needed to subscribe for each full
         Note): _______________________ Notes

                (b) Number of Notes subscribed for pursuant to the Oversubscription Privilege. _______________________ Notes

                (c) Total Subscription Price (total number of Notes subscribed for pursuant to both the Basic Subscription Privilege in (a) above and the Oversubscription Privilege in (b) above times the Subscription Price of $________:
         $______________________*

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*        Payment by uncertified check must be received and clear no later than
         5:00 p.m., Cleveland, Ohio local time on the Expiration Date. Payment by certified or cashier's check or money order must be received no later than 5:00 p.m., Cleveland, Ohio local time on the Expiration Date. Payment by delivery of an original Subordinated Promissory Note of the Company entered into on June 15, 1998 in the principal amount of $500,000 and bearing interest at a rate equal to twelve percent (12%) per annum (the "Bridge Notes"), must be received no later than 5:00 p.m., Cleveland, Ohio local time on the Expiration Date. If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all Notes that are stated to be subscribed for, or if the number of Notes being subscribed for is not specified, the number of Notes subscribed for will be deemed to be the maximum number that could be subscribed for upon payment of such amount. If the number of Notes to be subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the Subscription Price for all Notes represented by this Subscription Certificate (the "Subscription Excess"), the person subscribing pursuant hereto shall be deemed to have subscribed for pursuant to the Oversubscription Privilege, to the extent available, that number of whole Notes equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price. Any amount remaining after such division shall be returned to the subscriber.

METHOD OF PAYMENT

[ ] CERTIFIED CHECK, [ ] UNCERTIFIED CHECK (SEE PARAGRAPH 1 OF THE INSTRUCTIONS), [ ] BANK DRAFT OR MONEY ORDER PAYABLE TO NATIONAL CITY BANK,
[ ] BRIDGE NOTE

         FORM 2 -- SPECIAL DELIVERY INSTRUCTIONS: Name and/or address for mailing any certificate representing 6% Convertible Subordinated Note Due 2008 or new Subscription Certificate or return of excess funds if other than as shown on the reverse hereof:

                        Name:___________________________________________________

                        Address:________________________________________________

                                ________________________________________________
                                             (Including Zip Code)


                                    IMPORTANT
                             RIGHTS HOLDER SIGN HERE
                      AND, IF SUBSCRIPTIONS ARE BEING MADE,
                          COMPLETE SUBSTITUTE FORM W-9


________________________________________________________________________________

________________________________________________________________________________
                           (Signature(s) of Holder(s))

Dated:____________________, 1998

         (Must be signed by the registered holder(s) exactly as name(s) appear(s) on this Subscription Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See Instructions.)

Name(s):________________________________________________________________________

________________________________________________________________________________
                             (Please Type or Print)


Capacity:_______________________________________________________________________

Address:________________________________________________________________________

________________________________________________________________________________
                              (Including Zip Code)

Area Code and
Telephone Number:_______________________________________________________________
                                     (Home)

________________________________________________________________________________
                                   (Business)

Tax Identification or
Social Security No:_____________________________________________________________
                         (Complete Substitute Form W-9)

                             SIGNATURE(S) GUARANTEED
                    Note: See paragraph 4(c) of Instructions


Authorized Signature____________________________________________________________

Pursuant to Rule 20.15 of the Stock Transfer Association, a dated signature guarantee is unacceptable.